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                   [LETTERHEAD OF RUSSELL & DUMOULIN]

The Loewen Group Inc.                                   May 21, 1997
4126 Norland Avenue
Burnaby, BC  V5G 3S8                                    Matter No.:  LOE 00019

Dear Sirs/Mesdames:

We are acting as British Columbia counsel for The Loewen Group Inc., a body corporate organized under the laws of British Columbia ("Loewen"), in connection with the possible issuance and sale from time to time by Loewen of (i) certain debt securities of Loewen (the "Debt Securities"); (ii) Common shares without par value of Loewen (the "Common Shares"); (iii) Preferred shares without par value of Loewen (the "Preferred Shares"); and (iv) certain warrants to purchase Debt Securities, Common Shares and Preferred Shares (the "Warrants"), in each case as contemplated by the Registration Statement on Form S-3 (File No. 333-23747), as amended, (the "Registration Statement"). The Debt Securities, Common Shares, Preferred Shares and Warrants are collectively referred to herein as the "Securities". Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

In this capacity, we have made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinions expressed herein.

We also have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Loewen, agreements and other instruments, certificates of officers and representatives of Loewen, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.

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In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the authority of all persons signing documents examined by us except as to persons signing documents on behalf of Loewen; and (v) the identity and capacity of all individuals acting or purporting to act as public officials.

Based on the foregoing and on the assumptions set forth below, we are of the opinion that:

1. The Debt Securities when (a) duly executed by Loewen and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof upon receipt by Loewen of such lawful consideration therefor as Loewen's Board of Directors (or duly authorized committee thereof or a duly authorized officer of Loewen) may determine, will be valid and binding obligations of Loewen.

2. The Common Shares when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof upon receipt by Loewen of such lawful consideration therefor as Loewen's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Loewen) may determine and, assuming that Loewen at such time has a sufficient number of authorized but unissued Common Shares remaining under its constating documents, will be validly issued, fully paid and non-assessable.

3. The Preferred Shares when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and an applicable resolution has been duly adopted by the Board of Directors of Loewen and duly filed in accordance with British Columbia law and (b) delivered to the purchaser or purchasers thereof upon receipt by Loewen of such lawful consideration thereof as Loewen's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Loewen) may determine and, assuming that Loewen at such time has a sufficient number of authorized but unissued Preferred Shares remaining under its constating documents, will be validly issued, fully paid and non-assessable.

4. The Warrants when (a) duly issued and sold in accordance with the Registration Statement and the provisions of an applicable Warrant Agreement and
(b) delivered to the purchaser or purchasers thereof upon receipt by Loewen of such lawful consideration therefor

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as Loewen's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Loewen) may determine, will be valid and binding obligations of Loewen.

In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or Loewen's constating documents will have been established in accordance with all applicable provisions of law, the Indentures, Loewen's constating documents and by-laws and the authorizing resolutions of Loewen's Board of Directors and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by Loewen and any other appropriate party; (ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law; (iii) any Securities consisting of Common Shares or Preferred Shares and any Common Shares or Preferred Shares for or into which any other Securities are exercisable, exchangeable or convertible, will have been duly authorized, and reserved for issuance; (iv) each Warrant Agreement will have been duly authorized, executed and delivered by, and will constitute a valid and binding obligation, of each party thereto; (v) the Registration Statement, and any amendments thereto, will have become effective; (vi) a Prospectus Supplement describing each class or series of Securities offered pursuant to the authorizing Loewen to register, offer, sell and issue the Securities offered pursuant to the Registration Statement will have been filed with the Commission; (vii) the resolutions authorizing Loewen to register, offer, sell and issue the Securities will be duly passed and will remain in effect and unchanged at all times during which the Securities are offered, sold or issued by Loewen; (viii) all Securities will be issued in compliance with applicable federal and state securities laws; and (ix) the indentures will have been duly qualified under the TRUST INDENTURE ACT of 1939.

We understand that, prior to offering for sale any securities, you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement and any applicable Underwriting Agreement, Indenture or Supplemental Indenture) pursuant to which the

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Securities are to be offered, sold issued and we will file, as an exhibit to the
Registration Statement, such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in Loewen's capital structure or other pertinent circumstances.

We express no opinion as to matters of law in jurisdictions other than the Province of British Columbia and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

Yours truly,

/s/ Russell & DuMoulin

RUSSELL & DUMOULIN